Exhibit 10.1

Execution Version

$300,000,000

Kinetik Holdings LP

6.625% Sustainability-Linked Senior Notes due 2028

Purchase Agreement

December 15, 2023

Wells Fargo Securities, LLC,

as Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 7th Floor

Charlotte, North Carolina 28202

To the addressees set forth above:

Kinetik Holdings LP, a Delaware limited partnership (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $300,000,000 principal amount of its 6.625% Sustainability-Linked Senior Notes due 2028 (the “Securities”). The Securities will be issued pursuant to the Indenture dated as of December 6, 2023 (the “Indenture”), among the Company, Kinetik Holdings Inc. (the “Parent Guarantor”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and will be guaranteed on an unsecured senior basis by the Parent Guarantor (the “Guarantee”).

The Notes constitute “Additional Notes” (as such term is defined in the Indenture) and will be issued pursuant to and in compliance with the Indenture. The Company has previously issued $500,000,000 aggregate principal amount of 6.625% Sustainability-Linked Senior Notes due 2028 (the “Initial Securities”) under the Indenture. Except as disclosed in the Time of Sale Information, the Securities will have terms identical to the Initial Securities and will be treated as a single series of debt securities for all purposes under the Indenture.

1

The Company and the Parent Guarantor hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1. Offering Memorandum and Transaction Information.

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company and the Parent Guarantor have prepared a preliminary offering memorandum dated December 15, 2023 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company, the Parent Guarantor and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (the “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

The Company intends to use the net proceeds of the offering of the Securities to repay a portion of the outstanding borrowings under the Term Loan Credit Facility (as defined in the Time of Sale Information and the Offering Memorandum) in an amount no less than $300,000,000, and to pay fees and expenses related to the offering and the foregoing transactions.

2. Purchase and Resale of the Securities.

(a) The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 99.850% of the principal amount of the Securities, plus accrued interest from December 6, 2023 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A) to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B) in accordance with the restrictions set forth in Annex C hereto.

(c) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(g), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e) Payment for and delivery of the Securities will be made at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas at 10:00 A.M., New York City time, on December 19, 2023, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(f) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(g) The Company and the Parent Guarantor acknowledge and agree that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Parent Guarantor with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Parent Guarantor or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Company, the Parent Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Parent Guarantor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company or the Parent Guarantor with respect thereto. Any review by the Representative or any Initial Purchaser of the Company, the Parent Guarantor, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company, the Parent Guarantor or any other person.

3. Representations and Warranties of the Company and the Parent Guarantor. The Company and the Parent Guarantor jointly and severally represent and warrant to each Initial Purchaser that:

(a) Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Parent Guarantor make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

(b) Additional Written Communications. The Company and the Parent Guarantor (including their agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Parent Guarantor or their agents and representatives (other than a communication referred to in clauses (i) and (ii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c) hereof. Each such Issuer Written Communication, when taken together with the Time of Sale Information at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Parent Guarantor make no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication.

(c) Incorporated Documents. The documents incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, when they were filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Financial Statements (Parent Guarantor). The financial statements and the related notes thereto of the Parent Guarantor included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum present fairly the financial position of the Parent Guarantor and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby; the other financial information of the Parent Guarantor included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Parent Guarantor and its subsidiaries and presents fairly the information shown thereby.

(e) Financial Statements (Joint Ventures). The financial statements and the related notes thereto of Permian Highway Pipeline LLC, included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum present fairly the financial position of Permian Highway Pipeline LLC and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby; the other financial information of Permian Highway Pipeline LLC included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of Permian Highway Pipeline LLC and its subsidiaries and presents fairly the information shown thereby;

(f) No Material Adverse Change. Except as otherwise stated therein, since the respective dates as of which information is given in each of the Time of Sale Information and the Offering Memorandum (i) there has been no material adverse change in the condition, financial or otherwise, the long-term debt, or in the earnings, business affairs or business prospects of the Parent Guarantor and any of its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into, or liabilities or obligations incurred, direct or contingent, by the Parent Guarantor or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Parent Guarantor and its subsidiaries considered as one enterprise, and (iii) except for regular quarterly dividends on the common stock of Parent Guarantor, there has been no dividend or distribution of any kind declared, paid or made by the Parent Guarantor or its subsidiaries on any class of capital stock.

(g) Organization and Good Standing. The Parent Guarantor and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Parent Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or on the performance by the Parent Guarantor and its subsidiaries of their obligations under this Agreement, the Securities and the Guarantee (a “Material Adverse Effect”). Neither the Parent Guarantor nor any of its subsidiaries owns or controls, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 2 to this Agreement.

(h) Capitalization and Corporate Structure. The Parent Guarantor has the capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization”; all of the issued shares of capital stock of the Parent Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable. The Parent Guarantor indirectly owns the sole general partner interest of the Company and 37.0% of the limited partner interests in the Company.

(i) Ownership of Operating Subsidiaries. Other than Permian Highway Pipeline, LLC, Gulf Coast Express Pipeline LLC, Breviloba LLC and EPIC Crude Holdings LP, the Parent Guarantor owns directly or indirectly 100% of the outstanding shares of capital stock, membership interests or other equity interests of each of its subsidiary free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”). All of the issued shares of capital stock, membership interests or other equity interests of each subsidiary of the Parent Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of subsidiaries that are limited partnerships or limited liability companies, as such non-assessability may be limited by applicable state law). The Parent Guarantor owns, directly or indirectly, (i) a 55.5% equity interest in Permian Highway Pipeline, LLC, (ii) a 16.0% equity interest in Gulf Coast Express Pipeline LLC, (iii) a 33.0% equity interest in Breviloba, LLC and (iv) a 15.0% equity interest in EPIC Crude Holdings, LP.

(j) Due Authorization. The Company and the Parent Guarantor have full right, power and authority to execute and deliver this Agreement and the Securities (including, in the case of the Parent Guarantor, each Guarantee set forth therein) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k) The Indenture. The Indenture has been duly authorized, executed and delivered by the Company and the Parent Guarantor and constitutes a valid and legally binding agreement of the Company and the Parent Guarantor enforceable against the Company and the Parent Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether such enforceability is considered in a proceeding at law or in equity) and by public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”); and the Indenture conforms in all material respects to the applicable requirements of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”).

(l) The Securities and the Guarantee. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantee has been duly authorized by the Parent Guarantor and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be a valid and legally binding obligation of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Parent Guarantor.

(n) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(o) No Violation or Default. Neither the Parent Guarantor nor any of its subsidiaries is (i) in violation of its charter, certificate of formation, by-laws, limited liability company agreement, limited partnership agreement or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, including, but not limited to, in the Revolving Credit Facility or the Term Loan Credit Facility, or other agreement or instrument to which the Parent Guarantor or any of its subsidiaries is a party or by which the Parent Guarantor or any of its subsidiaries is bound or to which any property or asset of the Parent Guarantor or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p) No Conflicts. The execution, delivery and performance by the Parent Guarantor and the Company of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and the issuance of the Guarantee, and compliance by the Parent Guarantor and the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Parent Guarantor or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent Guarantor or any of its subsidiaries is a party or by which the Parent Guarantor or any of its subsidiaries is bound or to which any property, right or asset of the Parent Guarantor or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter, certificate of formation, by-laws, limited liability company agreement, limited partnership agreement or similar organizational documents of the Parent Guarantor or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority (each, a “consent”) is required for the execution, delivery and performance by the Company and the Parent Guarantor of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and the issuance of the Guarantee, and compliance by the Company and the Parent Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except (i) for such consents that have been, or prior to the Closing Date, will be obtained or made, (ii) for such consents as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers.

(r) Legal Proceedings. Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Parent Guarantor or any of its subsidiaries is or may be a party or to which any property of the Parent Guarantor or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Parent Guarantor or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Parent Guarantor and its subsidiaries, no such Actions are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(s) Independent Accountants (KPMG LLP). KPMG LLP, who have certified certain financial statements of the Parent Guarantor, are independent public accountants with respect to the Parent Guarantor and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and as required by the Securities Act.

(t) Independent Accountants (BDO USA, P.C.). BDO USA, P.C., who have certified certain financial statements of Permian Highway Pipeline LLC, are independent certified public accountants with respect to Permian Highway Pipeline LLC as required by Section 1.200 of the AICPA’s Code of Professional Conduct, and its interpretations and ruling.

(u) Title to Real and Personal Property. The Parent Guarantor and its subsidiaries have good and marketable to all real property owned by them and good title to all other properties owned by them, in each case free and clear of all liens, charges, encumbrances, claims and defects and imperfections of title except those that (i) do not, singly or in the aggregate, materially interfere with the use made and proposed to be made of such property by the Parent Guarantor and its subsidiaries, (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) those described in the Time of Sale Information and the Offering Memorandum.

(v) Easements and Rights-of-Way. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Parent Guarantor and its subsidiaries have such consents, easements, rights-of-way or licenses from any person as are necessary to enable the Parent Guarantor and its subsidiaries to conduct their respective business in the manner described in the Time of Sale Information and the Offering Memorandum, subject to such qualifications as may be set forth in the Time of Sale Information and the Offering Memorandum.

(w) Intellectual Property. (i) The Parent Guarantor and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, as currently conducted, and neither the Parent Guarantor nor any of its subsidiaries has received any written notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Parent Guarantor or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(x) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Parent Guarantor or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Parent Guarantor or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement on Form S-1 to be filed with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum.

(y) Investment Company Act. Neither the Parent Guarantor nor the Company are, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum, none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z) Taxes. Except, in the case of either clauses (i) or (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Parent Guarantor and each of its subsidiaries have (i) filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and (ii) paid all taxes required to be paid, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP; and except as otherwise disclosed in each of the Time of Sale information and the Offering Memorandum, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Parent Guarantor or any of its subsidiaries or any of their respective properties or assets and that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa) Licenses and Permits. The Parent Guarantor and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Time of Sale Information and the Offering Memorandum, neither the Parent Guarantor nor any of its subsidiaries have received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.

(bb) No Labor Disputes. No labor dispute with the employees of the Parent Guarantor or any of its subsidiaries exists or, to the knowledge of the Company and the Parent Guarantor, is imminent, which would result in a Material Adverse Effect.

(cc) Environmental Laws. Except as disclosed in the Time of Sale Information and the Offering Memorandum, (a)(i) neither the Parent Guarantor nor any of its subsidiaries is in violation of, and does not have any liability under, any federal, state, local or non-U.S. statute, law, treaty, rule, regulation, ordinance, code, other requirement or rule of law, or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the generation, use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources, to human health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) neither the Parent Guarantor nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off site storage, treatment, or disposal site, (iii) neither the Parent Guarantor nor any of its subsidiaries is subject to any pending, or to the knowledge of the Parent Guarantor or the Company, threatened, claim by any governmental agency or governmental body or person arising under Environmental Laws or relating to the release of or exposure to Hazardous Substances, and (iv) the Parent Guarantor and its subsidiaries have received, are in compliance with all, and have no liability under any, permits, licenses, certificates, registrations, exemptions, waivers, franchises, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their business, except in each case covered by clauses (ii) — (iv) such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) to the knowledge of the Parent Guarantor and the Company, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would reasonably be expected to have a Material

Adverse Effect; and (c) there is no proceeding that is pending, or that is known to be contemplated, against the Parent Guarantor or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed. For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, per-and polyfluoroalkyl substances and polychlorinated biphenyls, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(dd) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Parent Guarantor or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Parent Guarantor within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Parent Guarantor under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA), and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Parent Guarantor nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Parent Guarantor or its Controlled Group affiliates in the current fiscal year of the Parent Guarantor and its Controlled Group affiliates compared to the amount of such contributions made in the Parent Guarantor’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Parent Guarantor and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Parent Guarantor and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in clauses (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ee) Disclosure Controls. The Parent Guarantor and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Parent Guarantor in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Parent Guarantor’s management as appropriate to allow timely decisions regarding required disclosure. The Parent Guarantor and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff) Accounting Controls. The Parent Guarantor and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Parent Guarantor and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, there are no material weaknesses or significant deficiencies in the Parent Guarantor’s or its subsidiaries’ internal controls.

(gg) Insurance. The Parent Guarantor and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business in similar industries and markets, and all such insurance is in full force and effect. The Parent Guarantor has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Parent Guarantor nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(hh) No Unlawful Payments. Neither the Parent Guarantor nor any of its subsidiaries, nor any director, officer or employee of the Parent Guarantor or any of its subsidiaries nor, to the knowledge of the Company and the Parent Guarantor, any agent, affiliate or other person acting on behalf of the Parent Guarantor or any of its subsidiaries has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the U.K. Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law (collectively, the “Anti-Corruption Laws”), nor have any of the foregoing: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; or (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, in each case of (i), (ii), or (iii) to the extent that such conduct violates the applicable Anti-Corruption Laws. The Parent Guarantor and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and ensure compliance with all applicable Anti-Corruption Laws.

(ii) Compliance with Anti-Money Laundering Laws. The operations of the Parent Guarantor and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Parent Guarantor or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the

“Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent Guarantor or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or the Parent Guarantor, threatened.

(jj) No Conflicts with Sanctions Laws. Neither the Parent Guarantor nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company or the Parent Guarantor, any agent, affiliate or other person associated with, owned or controlled by or acting on behalf of the Parent Guarantor or any of its subsidiaries is currently the target of any comprehensive sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Parent Guarantor or any of its subsidiaries located, organized or resident in a country or territory that is the target of comprehensive Sanctions, including, without limitation, the Crimea Region of Ukraine, the non-government controlled areas of Zaporizhzhia and Kherson Regions of Ukraine and any other covered region of Ukraine identified pursuant to Executive Order 14065, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Parent Guarantor and its subsidiaries will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person or entity that, at the time of such funding or facilitation, is the target of Sanctions except as authorized by applicable Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country except as authorized by applicable Sanctions or (iii) in any other manner that will result in a violation by any person or entity (including any person or entity participating in the transaction, whether as initial purchaser, underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Parent Guarantor and its subsidiaries have not to their knowledge engaged in, are not now to their knowledge engaged in any dealings or transactions with any person or entity that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with or in any Sanctioned Country.

(kk) Solvency. On and immediately after the Closing Date, the Company and the Parent Guarantor (after giving effect to the issuance and sale of the Securities, the issuance of the Guarantee and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities and the issuance of the Guarantee as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(ll) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except for any such restrictions (a) contained in the Revolving Credit Facility (as defined in the Time of Sale Information and the Offering Memorandum) and the Term Loan Credit Facility, or (b) that are permitted by the Indenture.

(mm) No Broker’s Fees. Neither the Parent Guarantor nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(nn) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(oo) No Integration. Neither the Parent Guarantor, its subsidiaries nor any of their affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(pp) No General Solicitation or Directed Selling Efforts. None of the Parent Guarantor, its subsidiaries or any of their affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(qq) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(rr) No Stabilization. Neither the Parent Guarantor nor its subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ss) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(tt) Statistical and Market Data. Nothing has come to the attention of the Company or the Parent Guarantor that has caused the Company or the Parent Guarantor to believe that the statistical and market-related data included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(uu) Cybersecurity; Data Protection. (A) There has been no known security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Parent Guarantor or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Parent Guarantor and its subsidiaries, and any such data processed or stored by third parties on behalf of the Parent Guarantor and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except as would not, individually or in the aggregate, have a Material Adverse Effect; (B) neither the Parent Guarantor nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data, except as would not, individually or in the aggregate, have a Material Adverse Effect and (C) the Parent Guarantor and its subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Parent Guarantor and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(vv) Sarbanes-Oxley Act. There is and has been no failure on the part of the Parent Guarantor’s or its subsidiaries’ directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

Any certificate signed by any officer of the Company or the Parent Guarantor and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or the Parent Guarantor, as applicable, as to matters covered thereby, to each Initial Purchaser.

4. Further Agreements of the Company and the Parent Guarantor. The Company and the Parent Guarantor jointly and severally covenant and agree with each Initial Purchaser that:

(a) Delivery of Copies. The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b) Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial

Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably object.

(c) Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company and the Parent Guarantor will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably object.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company or the Parent Guarantor of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company and the Parent Guarantor will use their reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(g) Blue Sky Compliance. The Company will take such action as the Representative reasonably request to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor the Parent Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Clear Market. During the period from the date hereof through and including the date that is 60 days after the date hereof, the Company and the Parent Guarantor will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or the Parent Guarantor and having a tenor of more than one year.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of proceeds.”

(j) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and the Parent Guarantor will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k) DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l) No Resales by the Company. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(m) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o) No Stabilization. Neither the Company nor the Parent Guarantor will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c)

(including any electronic road show) above, (iv) any written communication prepared by such Initial Purchaser and approved by the Company and the Representative in advance in writing or (v) any written communication relating to or that contains the preliminary or final terms of the Securities or their offering and/or other information that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum.

6. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and the Parent Guarantor of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company and the Parent Guarantor contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Parent Guarantor and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Parent Guarantor or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Parent Guarantor or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d) Officer’s Certificates. The Representative shall have received on and as of the Closing Date certificates of executive officers of the Company and of the Parent Guarantor who have specific knowledge of the Company’s or the Parent Guarantor’s financial matters, as applicable, and are satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Parent Guarantor in this Agreement are true and correct and that the Company and the Parent Guarantor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date, each of KPMG LLP and BDO USA, P.C. shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f) Opinion and 10b-5 Statement of Counsel for the Company. On the Closing Date, Vinson & Elkins L.L.P., counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement (which may be included in the written opinion) dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D hereto.

(g) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Initial Purchasers, of Latham & Watkins LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee.

(i) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Parent Guarantor and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(k) Securities. The Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(l) Additional Documents. On or prior to the Closing Date, the Company and the Parent Guarantor shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. The Company and the Parent Guarantor jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein.

(b) [Reserved.]

(c) Indemnification of the Company and the Parent Guarantor. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, the Parent Guarantor, each of their respective directors and officers and each person, if any, who controls the Company or the Parent Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by or on behalf of such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the statements contained in the (i) fourth paragraph, (ii) fifth and sixth sentences of the seventh paragraph and (iii) eighth paragraph, in each case, under the heading “Plan of distribution” in the Time of Sale Information and the Offering Memorandum.

(d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a), (b) or (c) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a), (b) or (c) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by the Representative and any such separate firm for the Company, the Parent Guarantor, their respective directors and officers and any control persons of the Company and the Parent Guarantor shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e) Contribution. If the indemnification provided for in paragraph (a), (b) or (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Parent Guarantor on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Parent Guarantor on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Parent Guarantor on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial

Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Parent Guarantor on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Parent Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) Limitation on Liability. The Company, the Parent Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(g) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or the Parent Guarantor shall have been suspended on any national securities exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

10. Defaulting Initial Purchaser.

(a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Parent Guarantor, except that the Company and the Parent Guarantor will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Parent Guarantor or any non-defaulting Initial Purchaser for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Parent Guarantor jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any transfer taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Parent Guarantor’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) the fees and expenses of the External Verifier (as defined in the Time of Sale Information and the Offering Memorandum) and all other fees and expenses associated with the Company’s sustainability-linked bond framework; (ix) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to clause (ii) of Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company and the Parent Guarantor jointly and severally agree to reimburse the Initial Purchasers for all out- of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Parent Guarantor and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Parent Guarantor or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Parent Guarantor or the Initial Purchasers.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; (d) the term “Exchange Act” collectively means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

15. Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Parent Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

16. Miscellaneous.

(a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina, Email: IBCMDCMLSHYLeveragedSyndicate@wellsfargo.com, Attention: Leveraged Syndicate. Notices to the Company and the Parent Guarantor shall be given to them at 2700 Post Oak Blvd., Suite 300, Houston, Texas 77056, Attention: General Counsel (email: tcarpenter@kinetik.com).

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. The Company and the Parent Guarantor hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Parent Guarantor waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Parent Guarantor agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Parent Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which Company and the Parent Guarantor, as applicable, is subject by a suit upon such judgment.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(f):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(g) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(h) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

KINETIK HOLDINGS LP

By: Kinetik Holdings GP LLC, its general partner

By: Kinetik Holdings Inc., its sole manager

By:	/s/ Jamie Welch
Name:	Jamie Welch
Title:	President and Chief Executive Officer

KINETIK HOLDINGS INC.

By:	/s/ Jamie Welch
Name:	Jamie Welch
Title:	President and Chief Executive Officer

Accepted: As of the date first written above

WELLS FARGO SECURITIES, LLC

For itself and on behalf of the several Initial Purchasers listed in Schedule 1 hereto.

By:	/s/ Ruben A. Doria
Authorized Signatory

Schedule 1

Initial Purchaser	Principal Amount
Wells Fargo Securities, LLC	$105,000,000
BofA Securities, Inc.	$39,000,000
MUFG Securities Americas Inc.	$39,000,000
PNC Capital Markets LLC	$39,000,000
TD Securities (USA) LLC	$39,000,000
Truist Securities, Inc.	$39,000,000
Total	$300,000,000

Schedule 2

Subsidiaries

Entity	State of Formation
Kinetik Holdings GP LLC	Delaware
Kinetik Holdings LP	Delaware
Altus Midstream Subsidiary GP LLC	Delaware
Altus Midstream Gathering LP	Delaware
Altus Midstream Processing LP	Delaware
Altus Midstream NGL Pipeline LP	Delaware
Altus Midstream Pipeline LP	Delaware
BCP Raptor Holdco, LP	Delaware
BCP Raptor Holdco GP, LLC	Delaware
BCP Management Services, LLC	Delaware
BCP Raptor Midco, LLC	Delaware
BCP Raptor Intermediate Holdco, LLC	Delaware
BCP Raptor, LLC	Delaware
EagleClaw Midstream Ventures, LLC	Delaware
Pinnacle Midstream, LLC	Delaware
Dew Point Midstream, LLC	Delaware
EagleClaw Gas Gathering, LLC	Delaware
Permian Gas LLC	Delaware
EagleClaw Toyah Ventures Holdings, LLC	Delaware
Pinnacle Transpecos Processing, LLC	Delaware
Pinnacle Transpecos Midstream Gas, LLC	Delaware
EagleClaw Toyah Ventures, LLC	Delaware
EagleClaw Procurement Company, LLC	Delaware
BCP Raptor Intermediate Holdco II, LLC	Delaware
BCP Raptor II, LLC	Delaware
CR Permian Holdings, LLC	Texas
CR Permian Processing, LLC	Texas
CR Field Services, LLC	Texas
CR Permian Crude, LLC	Texas
CR Permian Natural Gas Transmission, LLC	Texas
Pinnacle Transpecos Midstream, LLC	Delaware
Pinnacle Transpecos Stabilization, LLC	Delaware
Sierra Grande Connector, LLC	Delaware
BCP Raptor Intermediate Holdco III, LLC	Delaware
BCP Raptor III, LLC	Delaware
BCP Residue Pipeco, LLC	Delaware
Delaware Link Ventures Holdings, LLC	Delaware
Delaware Link Ventures, LLC	Delaware
BCP PHP Intermediate Holdco, LLC	Delaware
BCP PHP, LLC	Delaware
Kinetik NGL, LLC	Delaware
Kinetik GCX Pipe LLC	Delaware
Kinetik Marketing, LLC	Delaware
Kinetik Intrastate Ventures, LLC	Delaware
Kinetik Crude Marketing, LLC	Delaware
Brandywine NGL, LLC	Delaware

ANNEX A

Additional Time of Sale Information

1. Term sheet containing the terms of the Securities, substantially in the form of Annex B.

ANNEX B

See attached.

ANNEX B

PRICING TERM SHEET

DATED DECEMBER 15, 2023

KINETIK HOLDINGS LP

6.625% SUSTAINABILITY-LINKED SENIOR NOTES DUE 2028

The information in this pricing term sheet supplements the preliminary offering memorandum, dated December 15, 2023 (the “Preliminary Offering Memorandum”), and supplements and supersedes the information in the Preliminary Offering Memorandum to the extent supplementary to or inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum and should be read together with the Preliminary Offering Memorandum. Terms used but not defined herein shall have the respective meanings set forth in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and are being offered only to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act. For details about eligible offers, deemed representations and agreements by investors and transfer restrictions, see “Transfer restrictions” in the Preliminary Offering Memorandum.

Issuer:	Kinetik Holdings LP

Securities Title:

6.625% Sustainability-Linked Senior Notes due 2028 (the “notes”)

The notes offered hereby constitute an additional issuance of, and will form a single series of debt securities with, the outstanding $500,000,000 aggregate principal amount of 6.625% Sustainability-Linked Senior Notes due 2028, issued on December 6, 2023. Upon completion of this offering, the aggregate principal amount of 6.625% Sustainability-Linked Senior Notes due 2028 outstanding will be $800,000,000.

Principal Amount:	$300,000,000 (increased from $200,000,000)

Gross Proceeds:	$301,500,000

Distribution:	144A and Regulation S (no registration rights)

Maturity Date:	December 15, 2028

Interest Rate:	6.625%

Interest Payment Dates:	June 15 and December 15, commencing on June 15, 2024

Record Dates:	June 1 and December 1 of each year

Interest Rate Step-Up Date (if SPTs have not been satisfied and verified):	June 15, 2027 (with the first payment on such stepped-up interest rate due on December 15, 2027)

Subsequent SPT Notice Date (if SPT 1 and/or SPT 2 are satisfied and verified subsequent to the Interest Rate Step-Up Date):	June 15, 2028 (with the first payment on such interest rate due on December 15, 2028, if applicable)

Issue Price:	100.500% plus accrued interest from December 6, 2023

Yield to Worst:	6.479%

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Ratings:*	Ba1/BB+/BB+

Trade Date:	December 15, 2023

Settlement Date:	December 19, 2023 (T+2)

Temporary Regulation S CUSIP/ISIN:	U49467AC4 / USU49467AC44

CUSIP Numbers:	144A: 49461MAB6 Reg. S: U49467AB6 (Permanent)

ISIN Numbers:	144A: US49461MAB63 Reg. S: USU49467AB60 (Permanent)

Denominations:	$2,000 and multiples of $1,000 in excess thereof

Global Coordinators:	Wells Fargo Securities, LLC BofA Securities, Inc. MUFG Securities Americas Inc. PNC Capital Markets LLC TD Securities (USA) LLC Truist Securities, Inc.

Optional Redemption:	Make-whole call @ T+50 bps prior to December 15, 2025, then: On or after December 15, 2025:

A	B	C	D

Redemption Price

(if (x) all Sustainability Performance Targets are not satisfied, but an Expected SPT Satisfaction Certificate is delivered for all three Sustainability Performance Targets or (y) all Sustainability Performance Targets are satisfied)

	Redemption Price (if all Sustainability Performance Targets are not satisfied, but an Expected SPT Satisfaction Certificate is delivered for two of three Sustainability Performance Targets)	Redemption Price (if all Sustainability Performance Targets are not satisfied, but an Expected SPT Satisfaction Certificate is delivered for one of three Sustainability Performance Targets)	Redemption Price (if all Sustainability Performance Targets are not satisfied and no Expected SPT Satisfaction Certificate is delivered)

Year	Percentage
2025	103.313%	103.354%	103.396%	103.437%
2026	101.656%	101.677%	101.698%	101.719%
2027 and thereafter	100.000%	100.000%	100.000%	100.000%

Change of Control:	Putable at 101% of principal, plus accrued and unpaid interest; provided that, if it occurs prior to delivery by the Issuer of a Satisfaction Notification on or before the Step-Up Notice Date and an Expected SPT Satisfaction Certificate is not delivered with respect to each SPT, then such purchase price shall be increased by 0.0833% for each SPT not set forth in such Expected SPT Satisfaction Certificate as expected to be satisfied on or before the Step-Up Notice Date

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

2

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the notes or the offering. This communication does not constitute an offer to sell or the solicitation of an offer to buy any notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Please refer to the Preliminary Offering Memorandum for a complete description.

The notes have not been registered under the Securities Act, or any other securities laws, and may not be offered or sold within the United States or any other jurisdiction, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchasers are initially offering the notes only (1) to persons reasonably believed to be qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

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ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.

(iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

ANNEX D

Form of Opinion of Counsel for the Company and the Parent Guarantor

1. The Issuer is a limited partnership validly existing and in good standing under the laws of the State of Delaware with limited partnership power and authority under its Organizational Documents and the Delaware Revised Uniform Limited Partnership Act (the “LP Act”) to conduct its business as described in the Time of Sale Information and the Offering Memorandum.

2. The Parent Guarantor is a corporation validly existing and in good standing under its Organizational Documents and the Delaware General Corporation Law (the “DGCL”) with corporate power and authority under its Organizational Documents and the DGCL to conduct its business as described in the Time of Sale Information and the Offering Memorandum.

3. Each of the Kinetik Parties has (a) the corporate or limited partnership power and authority, as applicable, under its respective Organizational Documents and the DGCL or LP Act, as applicable, to execute, deliver and perform its obligations under the Purchase Agreement and the Indenture, and to consummate the transactions contemplated thereby, including the issuance and sale of the Notes in the case of the Issuer and the issuance of the Guarantee in the case of the Parent Guarantor, (b) taken all corporate or limited partnership action, as applicable, under its respective Organizational Documents and the DGCL or LP Act, as applicable, necessary to authorize the execution, delivery and performance of its obligations under the Purchase Agreement and the Indenture, and the transactions contemplated thereby, including the issuance and sale of the Notes in the case of the Issuer and the issuance of the Guarantee in the case of the Parent Guarantor, and (c) duly executed and delivered each of the Transaction Documents.

4. The Indenture, assuming it has been duly authorized, executed and delivered by the Trustee, the Notes, when executed, authenticated by the Trustee and delivered and paid for in accordance with the terms of the Purchase Agreement, and the Guarantee, assuming that the Indenture has been duly authorized, executed and delivered by the Trustee and that the Notes have been authenticated by the Trustee and delivered and paid for in accordance with the terms of the Purchase Agreement, will be the legal, valid and binding obligations of the applicable Kinetik Parties, enforceable against each applicable Kinetik Party in accordance with their respective terms, subject, as to enforcement of legal remedies, in each case to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium and other laws relating to or affecting creditors’ rights generally from time to time in effect, as to remedies of specific performance, injunctive relief and other forms of equitable relief, to equitable defenses or principles and to the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforceability is considered in a proceeding in equity or at law), and as to public policy, to applicable law relating to fiduciary duties and indemnification and contribution, and an implied covenant of good faith and fair dealing, and the Notes and the Guarantee will be entitled to the benefits of the Indenture.

5. The execution and delivery by each of the Kinetik Parties of the Purchase Agreement and the Notes and the Guarantee to which it is a party does not, and the performance by each of the Kinetik Parties of its respective obligations under the Transaction Documents, including the issuance and sale of the Notes in the case of the Issuer and the issuance of the Guarantee in the case of the Parent Guarantor, and the application of proceeds therefrom as set forth in the Offering Memorandum, will not, (a) violate the Organizational Documents of such Kinetik Party, (b) breach or result in a default (or event that, with notice or lapse of time or both would constitute such event) under any existing obligation of such Kinetik Party under the Credit Agreements, or (c) violate laws of the State of New York, the DGCL, the LP Act or the federal laws of the United States of America, except we express no opinion as to any federal or state securities, “Blue Sky” or anti-fraud laws, rules or regulations.

6. Except as described in the Time of Sale Information and the Offering Memorandum, no consent, approval, authorization or filing with any United States federal, Delaware or New York governmental or regulatory authority is required for the issuance and sale by the Issuer of the Notes to the Initial Purchasers, the issuance of the Guarantee by the Parent Guarantor, the execution, delivery or performance by the Kinetik Parties of the Purchase Agreement and the Indenture, or for the consummation of the transactions contemplated thereby except for such consents (a) as have been obtained, (b) as may be required under any applicable federal or state securities or “Blue Sky” laws in connection with the trans actions contemplated by the Purchase Agreement, or (c) that, if not obtained, have not or would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

7. The statements in the Time of Sale Information and the Offering Memorandum under the caption “Certain United States Federal Income Tax Consequences,” insofar as such statements refer to statements of United States federal income tax law and regulations or legal conclusions with respect thereto, are accurate in all material respects, subject to the qualifications, assumptions and limitations set forth therein.

8. The statements in the Time of Sale Information and the Offering Memorandum under the caption “Description of Notes,” insofar as they purport to summarize legal matters and the terms of the documents referred to therein, including the Indenture and the Notes, are accurate in all material respects.

9. None of the Kinetik Parties is, nor will as a result of the offering, issuance and sale of the Notes become, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

10. Assuming (i) the accuracy of the representations and warranties of the Kinetik Parties and the Initial Purchasers set forth in the Purchase Agreement, (ii) the due performance by the Kinetik Parties and the Initial Purchasers of the covenants and agreements set forth in Sections 2, 4 and 5 of the Purchase Agreement, (iii) the compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Time of Sale Information, and (iv) that each Initial Purchaser is an “accredited investor” as defined in Rule 501(a)(1) under the Securities Act, (a) the offer, sale, and delivery of the Securities to the Initial Purchasers and (b) the initial resale of the Securities by the Initial Purchasers, each in the manner contemplated by the Purchase Agreement and the Time of Sale Information, do not require registration under the Securities Act or qualification of the Indenture under the Trust Indenture Act, provided, however, we express no opinion as to any subsequent reoffer or resale of any of the Securities.

In addition, we have participated in conferences with representatives of the Issuer, representatives of its independent accountants and counsel for the Initial Purchasers at which conferences the contents of the Time of Sale Information and the Offering Memorandum and related matters were discussed. Although we have not independently verified, are not passing upon, and are not assuming any responsibility for or expressing any opinion regarding the accuracy, completeness, or fairness of the statements contained in the Time of Sale Information and the Offering Memorandum (except to the extent specified in paragraphs 7 or 8 above), based on the foregoing participation (and relying as to materiality as to factual matters on officers, employees, and other representatives of the Issuer), no facts have come to our attention that have caused us to believe that:

(a) the Time of Sale Information, as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(b) the Offering Memorandum, as of its date and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that in each case, we do not express any opinion or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditors’ reports thereon or (ii) any other financial or accounting information, in each case included in or omitted from the Time of Sale Information or the Offering Memorandum.